Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 13, 2023

GPC PARTNERS INVESTMENTS (THAMES) LP

By: GPC Partners II GP LLC
By: Gallatin Point Capital LLC

/s/ Lewis A. (Lee) Sachs
Name: Lewis A. (Lee) Sachs Title: Managing Partner

GPC PARTNERS II GP LLC

By: Gallatin Point Capital LLC

/s/ Lewis A. (Lee) Sachs
Name: Lewis A. (Lee) Sachs Title: Managing Partner

GALLATIN POINT CAPITAL LLC

/s/ Lewis A. (Lee) Sachs
Name: Lewis A. (Lee) Sachs Title: Managing Partner

/s/ Matthew B. Botein
MATTHEW B. BOTEIN

/s/ Lewis A. (Lee) Sachs
LEWIS A. (LEE) SACHS